Exhibit 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 33-80450 and 333-91863) and Form S-3 (File Nos. 33-99736, 333-3526 and 333-39365) of Tanger Factory Outlet Centers, Inc. of our reports dated January 26, 2000 relating to the financial statements and financial statement schedule, which appears in this Form 10-K.

March 28, 2000